Exhibit 23.12

CONSENT OF QUALIFIED PERSON

Garth Kirkham, in connection with Aura Minerals Inc.’s Registration Statement on Form F-1 (the “Registration Statement”), consents to the filing and use by Aura Minerals Inc. (the “Company”) of and references to the technical report summary titled “S-K 1300 Technical Report Summary Initial Assessment, Era Dorada Gold Project, Jutiapa, Guatemala” (the “Technical Report Summary”), dated June 20, 2025 that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is referenced in the Registration Statement as Exhibit 96.7 thereto;

I/We are responsible for authoring, and this consent pertains to, the Technical Report Summary. I/We certify that I/we have read the descriptions and references to the Technical Report Summary in the Registration Statement and that they fairly and accurately represent information in the Technical Report Summary for which I/we are responsible.

Dated June 23, 2025

By:	/s/ Garth Kirkham
	Name:	Garth Kirkham, P. Geo.
Kirkham Geosystems Ltd. President and Principal Burnaby, BC, Canada V5E 1Z6